Exhibit 5.1 CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422

27 February 2023

Matter No.: 374235

441-2994968

Jennifer.panchaud@conyers.com

Seadrill Limited

55 Par-la-Ville Road

Hamilton HM 11 Bermuda

Dear Sirs,

Re: Seadrill Limited (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 27 February 2023 (as may be amended or supplemented after the date hereof, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 8,667,406 common shares, par value US$0.01 per share, of the Company (the “Merger Shares”) that are to be issued by the Company in connection with the merger (the “Merger”) of Seadrill Merger Sub, LLC, a Marshall Islands limited liability company and subsidiary of the Company (“Merger Sub”), with and into Aquadrill LLC, a Marshall Islands limited liability company (“Aquadrill”), pursuant to an Agreement and Plan of Merger dated as of 22 December 2022 by and among the Company, Aquadrill and Merger Sub (as it may be amended from time to time, the “Merger Agreement”).

DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:

1.1.	copies of the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 21 February 2023;

1.2.	an extract of minutes of a meeting of the Company’s board of directors held on 22 December 2022 (the “Resolutions”), certified by an Officer of the Company on 21 February 2023; and

1.3.	such other documents, and made such enquiries as to questions of law, as we have deemed necessary in order to render the opinions set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.

that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.

that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.

This opinion is issued solely for the purposes of the filing of the Registration Statement and the issue of the Merger Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2.

When issued as contemplated by the Registration Statement and pursuant to the Merger Agreement, the Merger Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

conyers.com  |  2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

conyers.com  |  3